UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

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NYLI CBRE GLOBAL INFRASTRUCTURE MEGATRENDS TERM FUND

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September 16, 2024

Dear Shareholder:

This year’s September 27, 2024 Annual Meeting of Shareholders is critical to determining the future of the NYLI CBRE Global Infrastructure Megatrends Term Fund (the “Fund” or “MEGI”). Your vote, no matter the number of shares you own, will have a significant impact on your Fund’s success. MEGI’s Board of Trustees recommends that you vote on the WHITE proxy card today.

Vote all WHITE proxy cards you receive from MEGI.	Discard any and all GOLD proxy cards you receive from Saba Capital Management, L.P. (“Saba”).

We encourage you to consider the following as you make your decision:

MEGI’s board has been proactive in efforts to close the discount:	Saba’s proposed change to the Fund’s Independent trustee is not warranted:

–   Approved an 15% increase to the Fund’s monthly distribution.

–   Renamed the Fund with the goal of highlighting limited-term structure designed to benefit long-term shareholders.

–   Initially structured the Fund as a term trust to ensure long term investors receive NAV upon termination of the trust.

–   The Board maintains confidence in its ability and the investment managers ability to deliver attractive total returns and income over the life of the Fund.

–   The Board and Fund management are committed to continued thoughtful actions designed to enhance long-term shareholder value and improving the relationship between the Fund’s Net Asset Value (NAV) and its market price.

The Fund’s discount to NAV has improved materially from its low and is trading in-line with the peer group average.

•	As infrastructure market conditions have improved demand for Fund shares has increased.

•	The Fund’s discount has narrowed by 42% from its low of -18.25% on December 28th, 2022 to -10.53% as of August 30, 2024.[1]

[1]	Source: Morningstar Direct, as of 8/31/2024

Source: Morningstar Direct, as of 8/31/2024. Peer group includes (Tickers): ASGI, BUI, UTF, DPG, TEAF, MFD, UTG

Bottom Line

The Fund is under attack by Saba. Saba is a New York City based hedge fund with a long and established history of acting in its own self-interest including implementing initiatives that are intended to generate short-term profits to the benefit of Saba and its investors. Adding Saba’s nominee could disrupt MEGI’s operations, and Saba’s nominee may propose a liquidity event that could adversely impact the Fund. The Fund plans to fight vigorously against Saba’s nominee and will continue fighting for ALL shareholder. As such, we ask that Saba’s Gold proxy cards should be discarded.

If you have already signed and returned a gold proxy card, you have the right as a shareholder of the Fund to change your vote before the meeting takes place. You can do this by signing and returning the WHITE proxy card sent to you by the Fund, which will replace the proxy card you previously voted. If you have any questions, please contact our Proxy Solicitor, EQ Fund Solutions, at 800-848- 3374, Monday through Friday between the hours of 9:00 AM and 10:00 PM Eastern Time. Thank you for voting.

Sincerely,

/s/ Kirk C. Lehneis
Kirk C. Lehneis President NYLI CBRE Global Infrastructure Megatrends Term Fund

“New York Life Investments” is both a service mark, and the common trade name, of certain investment advisors affiliated with New York Life Insurance Company.